UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

January 26, 2007
____________________________

RONCO CORPORATION
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-27471 (Commission File Number)		84-1148206 (IRS Employer Identification No.)
61 Moreland Road, Simi Valley, California 93065-1662 (Address of Principal Executive Offices and zip code)

(805) 433-1030
(Registrant's telephone
number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Events.

Section 8.01 Other Events.

On January 26, 2007, Ronco Corporation (the “Registrant”), entered into a Settlement and Release Agreement (the “Agreement”), effective January 18, 2007, with Korea Export Insurance Corporation, a Korean corporation (“KEIC”). The Agreement settles a dispute between the Registrant and KEIC regarding sums paid to Human Electronics, Inc. (“Human”), one of the Registrant’s vendors, by KEIC. Human alleges that the Registrant owes Human a total of $2,058,871.22 for goods and services provided by Human to the Registrant (the “Claims”). Of this amount, KEIC reimbursed Human for the sum of $1,570,322.60 under export insurance arrangements between KEIC and Human, and Human filed a lawsuit against the Registrant in the Superior Court for the County of Los Angeles, Central District seeking the recovery of the remaining balance in the amount of $488,548.62 (the “Lawsuit”). KEIC asserted a claim (through a demand letter from its legal counsel) against the Registrant for the $1,570,322.60 paid to Human.

Pursuant to the terms of the Agreement, the Registrant agreed to reimburse KEIC an amount equal to $1,570,322.60 in exchange for the release and discharge of any and all claims by KEIC against the Registrant in connection with the above Claims, including any other events that occurred on or prior to the date of the Agreement. The Registrant paid $314,064.52 of the settlement amount in cash upon the execution of the Agreement and issued a promissory note to KEIC for the remaining amount of $1,256,258.08 which provides for 11 monthly payments of $114,205.28.

Additionally, pursuant to the terms of the Agreement and subject to certain restrictions, the Registrant has agreed that the release provided by KEIC shall not serve as a release of the remaining claims that Human may have against the Registrant in the Lawsuit and that the Registrant shall not assert as a defense in the Lawsuit the splitting of the Claims by Human and the payment made by KEIC to Human.

The Agreement was entered into without admission of fault or liability by the Registrant or any other party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RONCO CORPORATION
           (Registrant)

By:       /s/ Ronald C. Stone
 Ronald C. Stone
 Chief Financial Officer

Dated: February 2, 2007